EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003 relating to the financial statements of GlobespanVirata, Inc., which appears in GlobespanVirata, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 31, 2003